Exhibit 99.1

HomeXpress Mortgage Corp.

Audited Consolidated Financial Statements

December 31, 2024 and 2023

INDEX TO FINANCIAL STATEMENTS

Independent Auditors’ Report	1

Consolidated Balance Sheets	4

Consolidated Statements of Operations	5

Consolidated Statements of Changes in Stockholder’s Equity	6

Consolidated Statements of Cash Flows	7

Notes to Consolidated Financial Statements	8

Supplementary Information

Computation of Adjusted Net Worth for FHA Lenders with Title II Authority	28

Additional Reports
Independent Auditors’ Report on Internal Control over Financial Reporting and on Compliance and Other Matters Based on an Audit of Financial Statements Performed in Accordance with Government Auditing Standards	29

Independent Auditors’ Report on Compliance for Each Major HUD Program and Report on Internal Control Over Compliance Required by the Consolidated Audit Guide for Audits of HUD Programs	31

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

HomeXpress Mortgage Corp.

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of HomeXpress Mortgage Corp. (the Company) which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations, and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS) and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audits of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Baker Tilly Advisory Group, LP and Baker Tilly US, LLP, trading as Baker Tilly, are members of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. Baker Tilly US, LLP is a licensed CPA firm that provides assurance services to its clients. Baker Tilly Advisory Group, LP and its subsidiary entities provide tax and consulting services to their clients and are not licensed CPA firms.

Auditors’ Responsibilities for the Audits of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS and Government Auditing Standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS and the standards applicable to the financial audits contained in Government Auditing Standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits, significant audit findings, and certain internal control related matters that we identified during the audits.

Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The accompanying supplementary information shown on page 28 is presented for the purposes of additional analysis as required by Uniform Financial Reporting Standards issued by the U.S. Department of Housing and Urban Development, and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audits of consolidated the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, the supplementary information on page 28 is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

Other Reporting Required by Government Auditing Standards

In accordance with Government Auditing Standards, we have also issued our report dated March 25, 2025 on our consideration of the Company’s internal control over financial reporting and on our tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements and other matters. The purpose of that report is solely to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the effectiveness of the Company’s internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards in considering the Company’s internal control over financial reporting and compliance.

BAKER TILLY US, LLP

Irvine, California

March 25, 2025

HOMEXPRESS MORTGAGE CORP.

CONSOLIDATED BALANCE SHEETS

December 31, 2024 and 2023

	2024	2023

ASSETS

Cash and cash equivalents	$42,707,343	$26,839,052
Restricted cash	4,675,823	5,129,463
Mortgage loans held-for-sale, at fair value	576,859,380	432,874,205
Amounts due from servicer and other receivables	5,131,806	4,076,786
Other real estate owned	3,220,900	743,667
Income taxes receivable	–	275,000
Deferred tax assets, net	2,113,962	2,138,233
Property and equipment, net	744,830	57,730
Hedging assets	131,328	–
Other assets	5,786,706	4,712,407

Total Assets	$641,372,078	$476,846,543

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities
Warehouse lines of credit	$512,519,746	$379,266,559
Line of credit due to Parent Company	–	3,166,667
Accrued interest payable to Parent Company	–	97,111
Hedging liabilities	–	1,054,783
Due to affiliates	206,250	562,500
Accounts payable, accrued expenses and other liabilities	16,669,908	10,925,152
Income taxes payable	88,530	1,648,465
Repurchase reserves	3,449,799	5,234,879

Total Liabilities	532,934,233	401,956,116

Commitments and Contingencies (Note 13)

Stockholder’s Equity
Common stock, $0.0001 par, 15,000 shares authorized, 10,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023	1	1
Series A preferred stock, $0.0001 par, 3,000,000 shares authorized, 1,723,333 shares issued and outstanding	172	172
Additional paid-in capital	2,081,335	2,081,335
Retained earnings	106,356,337	72,808,919

Total Stockholder’s Equity	108,437,845	74,890,427

Total Liabilities and Stockholder’s Equity	$641,372,078	$476,846,543

Page 4	The accompanying notes are an integral part of these consolidated financial statements.

HOMEXPRESS MORTGAGE CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2024 and 2023

	2024	2023

REVENUES
Gain on origination and sale of loans, net	$79,353,215	$34,091,459
Interest income	34,627,624	23,843,311
Other	274,227	137,507

Total revenues	114,255,066	58,072,277

EXPENSES
Compensation and benefits	32,121,373	25,798,851
Interest expense	28,037,615	18,696,731
General and administrative	4,460,609	3,827,667
OREO expenses	2,074,169	–
Professional fees	1,535,324	1,370,737

Total expenses	68,229,090	49,693,986

EARNINGS BEFORE INCOME TAXES	46,025,976	8,378,291

INCOME TAX EXPENSE	12,478,558	2,345,512

NET INCOME	$33,547,418	$6,032,779

Page 5	The accompanying notes are an integral part of these consolidated financial statements.

HOMEXPRESS MORTGAGE CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

For the Years Ended December 31, 2024 and 2023

	Common Stock	Series A Preferred Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity

BALANCE – December 31, 2022	$1	$172	$2,081,335	$66,776,140	$68,857,648

Net income	–	–	–	6,032,779	6,032,779

BALANCE – December 31, 2023	1	172	2,081,335	72,808,919	74,890,427

Net income	–	–	–	33,547,418	33,547,418

BALANCE – December 31, 2024	$1	$172	$2,081,335	$106,356,337	$108,437,845

Page 6	The accompanying notes are an integral part of these consolidated financial statements.

HOMEXPRESS MORTGAGE CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2024 and 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$33,547,418	$6,032,779
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	97,481	41,973
(Benefit) provision for repurchase reserves	(1,138,942)	838,777
Change in repurchase reserves, net of provision	(646,137)	(183,786)
Fair value adjustment on mortgage loans held-for-sale	(5,874,080)	(6,301,156)
Fair value adjustment on derivative assets	(1,186,111)	1,092,035
Origination of mortgage loans held-for-sale	(2,451,317,646)	(1,744,098,144)
Principal repayment, settlements and proceeds from sale of mortgage loans held-for-sale	2,318,499,149	1,533,544,997
Repurchases of mortgage loans	(11,454,366)	(7,558,163)
Loans transferred to other real estate owned	1,897,190	40,004
Changes in operating assets and liabilities:
Amounts due from servicer and other receivables	(1,055,020)	(1,709,454)
Other assets	(1,074,299)	(2,522,126)
Accounts payable, accrued expenses and other liabilities	5,744,756	3,671,655
Deferred tax assets, net	24,271	(33,869)
Due to affiliates	(356,250)	375,000
Income tax receivable and payable	(1,284,935)	2,353,831
Accrued interest payable to Parent Company	(97,111)	(3,077,264)

Net cash used in operating activities	(115,674,632)	(217,492,911)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(418,849)	(37,055)
Capitalized expenditures for internally developed software	(365,732)	–
OREO improvements	(177,580)	–
Proceeds from sales of OREO	1,964,924	–

Net cash provided by (used in) investing activities	1,002,763	(37,055)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings (repayments of) from warehouse lines of credit, net	133,253,187	197,262,261
Repayments on subordinated debt	(3,166,667)	–
Net cash provided by financing activities	130,086,520	197,262,261

NET CHANGE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	15,414,651	(20,267,705)

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH –beginning of year	31,968,515	52,236,220

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH –end of year	$47,383,166	$31,968,515

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$28,648,598	$20,564,834
Taxes, net	$13,775,525	$30,736

NONCASH INVESTING AND FINANCING ACTIVITIES

Loans transferred to other real estate owned	$6,161,768	$783,671

Page 7	The accompanying notes are an integral part of these consolidated financial statements.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

1.	ORGANIZATION AND BUSINESS

HomeXpress Mortgage Corp. (the “Company”) was formed as a Delaware corporation on October 16, 2015, and is a wholly owned subsidiary of HX Holdco Corp. (“Parent Company”).

The Company originates and sells mortgage loans secured by residential real estate with up to eight units and principal balances of up to approximately $4.0 million. Substantially all the mortgage loans originated through December 31, 2024 were non-qualified mortgage (“Non-QM”) loans. Non-QM loans are generally loans that do not meet the qualified mortgage guidelines set out by the Consumer Financial Protection Bureau. The Company’s loans are substantially all sourced on a wholesale basis through mortgage brokers. The Company currently sells all the loans it originates on a servicing released basis in which the Company does not retain the related mortgage servicing rights. As of December 31, 2024, the Company conducted consumer-purpose and business-purpose real estate lending in 47 states (including the District of Columbia).

In 2020, the Company began originating Prime Jumbo loans as a delegated correspondent. Additionally, in 2021, the Company became a Federal Housing Administration (“FHA”) approved Title II lender and a Federal Home Loan Mortgage Corporation (“Freddie Mac”) approved seller. In 2022, the Company became an approved lender for loans offered through the U.S. Department of Veterans Affairs program (“VA”). The Company began originating FHA, VA, and Freddie Mac-insured loans in 2022.

In 2024, the Company established two wholly-owned limited liability companies (“LLCs”) to facilitate the establishment of two warehouse lines of credit (see Note 8).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Certain amounts reported in prior periods have been reclassified to conform to the current period presentation.

The accompanying consolidated financial statements include the accounts of the Company and its consolidated subsidiaries (see Note 1). All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents include all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities generally of three months or less. Cash consists of cash balances that have no restrictions as to the Company’s ability to withdraw funds. Cash balances that have restrictions as to the Company’s ability to withdraw funds are considered restricted cash. The restricted cash balances are due to the terms of the Company’s warehouse lines of credit and escrow funds to be returned from recent loan originations to individual borrowers.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Option

The fair value option provides an option to elect fair value as an alternative measurement for selected financial assets, financial liabilities, unrecognized firm commitments, and written loan commitments not previously carried at fair value. The Company elected the fair value option on its mortgage loans held-for-sale (“LHFS”). This election was made to mitigate income statement volatility caused by differences in the measurement basis of elected instruments.

Fair Value Measurements

The Company follows the Fair Value Measurements guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, which requires, among other things, a hierarchy that prioritizes inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the most advantageous market at the measurement date. Fair value is based on quoted market prices, where available. If listed prices or quotes are not available, fair value is based on internally developed models that primarily use, as inputs, market-based or independently sourced parameters, including but not limited to yield curves, interest rates, volatilities, and credit spreads. In addition to market information, models also incorporate transaction details, such as the maturity of the instrument(s). Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality, constraints on liquidity and unobservable parameters. Valuation adjustments are applied consistently by the Company over time.

Loans Held for Sale

LHFS are measured and reported at fair value. The Company’s fair value election for its LHFS is intended to more accurately reflect the underlying economics of the Company’s operations. With the election of the fair value option for LHFS, loan origination fees, and the related direct loan origination costs associated with the origination of LHFS, are earned and expensed as incurred, respectively.

Revenue derived from the Company’s mortgage lending activities includes certain fees collected at the time of origination and gain or loss from the sale of LHFS. Loan origination income reflects the fees earned, net of lender credits from originating the loans. These consist of fees related to loan origination, discount points, underwriting, processing and other fees. Lender credits typically are related to rebates or concessions for certain loan origination costs.

Gain or loss from the sale and mark-to-market of LHFS includes both realized and unrealized gains and losses and are included in the gain on origination and sale of loans, net in the accompanying consolidated statements of operations. The valuation of LHFS approximates a whole-loan sales value, which includes the value of the related mortgage servicing rights. LHFS are sold servicing released.

The Company principally sells its LHFS to private investors. The Company evaluates its loan sales for sales treatment. To the extent the transfer of loans qualifies as a sale, the Company derecognizes the loans and records the gain or loss on the sale date. In the event the Company determines that the transfer of loans does not qualify as a sale, the transfer would be treated as a secured borrowing. Interest income from loans is recorded on the accrual basis. LHFS are placed on non-accrual status when any portion of the principal or interest is 90 days past due or earlier if factors indicate that the ultimate collectability of the principal or interest is not probable. Interest received from loans on non-accrual status is recorded as income when collected. Loans return to accrual status when the principal and interest become current, and it is probable that the amounts are fully collectible.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Amounts due from servicer and other receivables

Receivables from loans and other are primarily related to unpaid principal and interest due from borrower payments made to an interim third-party sub-servicer. These receivables are short-term in nature and are generally collected within one month. All such receivables are stated at their carrying value net of a reserve for doubtful accounts, if necessary. As of December 31, 2024, and 2023, there was no reserve for doubtful accounts required for the receivables. All such receivables were collected after December 31, 2024.

On January 1, 2023, the Company adopted FASB Accounting Standards Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASC 326). This ASU replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities, and certain off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost are to be presented at the net amount expected to be collected by using an allowance for expected credit losses. The adoption of this ASU did not have a material impact to the Company’s consolidated financial statements.

Derivative Instruments

In accordance with FASB ASC 815, Derivatives and Hedging, the Company records derivative instruments at fair value as either assets or liabilities in the consolidated balance sheets. The Company has accounted for all its derivative instruments as non-designated hedge instruments or free-standing derivatives.

The Company enters into interest rate lock commitments (“IRLCs”) with prospective borrowers to originate mortgage loans at a specified interest rate. These IRLCs are accounted for as derivative instruments. The fair values of IRLCs utilize current secondary market prices for the underlying loans and estimated servicing value with similar coupons, maturity and credit quality, estimated remaining direct expense and market-adjusted investor discounts, subject to the anticipated loan funding probability (“Pull-through Rate”). The fair value of IRLCs is subject to change primarily due to changes in interest rates, credit spreads and the estimated Pull-through Rate. The Company reports IRLCs within other assets in the accompanying consolidated balance sheets with changes in fair value being recorded in the accompanying consolidated statements of operations within gain on origination and sale of loans, net.

The Company hedges the changes in fair value associated with changes in interest rates related to IRLCs and uncommitted LHFS by utilizing a combination of derivatives related to two-year and five-year U.S. Treasury futures for its Non-QM loans, and 30-year uniform mortgage-backed securities (“UMBS”) futures contracts for its FHA, VA, and Freddie Mac-insured loans (collectively the “Hedging Instruments”) until committed to an investor. The Hedging Instruments are typically entered into at the time the IRLC is made. The fair value of Hedging Instruments is subject to change primarily due to changes in interest rates. The Company reports Hedging Instruments at fair value within either hedging assets or hedging liabilities in the accompanying consolidated balance sheets with changes in fair value recorded in the accompanying consolidated statements of operations within gain on origination and sale of loans, net.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. In general, computer equipment is depreciated over three years, furniture and office equipment is depreciated over the lesser of five years or the remaining life of the corresponding lease agreement, and tenant improvements are amortized over the lesser of the respective estimated useful lives or the remaining life of the corresponding lease agreement.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment, Net (continued)

Substantially all of the Company’s software platforms are utilized on a subscription basis and the license fees are included in general and administrative expense over the duration of each license.

Internally Developed Software, Net

The Company capitalizes certain costs related to the development of internal-use software in accordance with FASB ASC 350-40, Internal-Use Software. Costs incurred during the application development stage, including direct labor, third-party development fees, and certain overhead costs, are capitalized. Costs related to preliminary project planning, training, maintenance, and post-implementation activities are expensed as incurred.

Internally developed software is amortized on a straight-line basis over its respective estimated useful lives, generally ranging from three to five years. Amortization expense for internally developed software was $14,580 for the year ended December 31, 2024. There was no amortization expense for internally developed software for the year ended December 31, 2023. The Company reviews internally developed software for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If an impairment exists, the asset is written down to its estimated fair value. Internally developed software, net, is included in property and equipment, net on the accompanying consolidated balance sheets.

Repurchase Reserves

When the Company sells mortgage loans it makes customary representations and warranties to the purchasers about various characteristics of each loan such as the origination and underwriting guidelines, including, but not limited to the validity of the lien securing the loan, property eligibility, borrower credit, income and asset requirements, and compliance with applicable federal, state, and local law. In the event of a breach of its representations and warranties, the Company may be required to either repurchase the mortgage loans with the identified defects or indemnify the investor or insurer for any loss. The Company’s loss may be reduced by proceeds from the sale or liquidation of the repurchased loan. In such event, the Company may have the right to seek a recovery of related repurchase losses from the referring mortgage broker.

In the case of early loan payoffs and early defaults on certain loans, the Company may be required to repay all, or a portion, of the premium initially paid by the investor. The estimated obligation associated with early loan payoffs and early defaults is calculated based on current market conditions and historical loss experience by type of loan.

The Company records a provision for losses relating to such representations and warranties as part of its loan sale transactions. The method used to estimate the liability for representations and warranties is a function of the representations and warranties given and considers a combination of factors, including, but not limited to, estimated future default and loan repurchase rates, the potential severity of loss in the event of default including any loss on sale or liquidation of the repurchased loan, and the probability of reimbursement by the referring mortgage broker. The Company establishes a liability at the time loans are sold and updates its estimated repurchase liability based on actual and industry performance characteristics, and loan decrement (amortization and prepayment) estimates. The level of the repurchase liability is difficult to estimate and requires considerable management judgment. Given that the level of mortgage loan repurchase losses is dependent on economic factors, investor demands for loan repurchases and other external conditions that may change over the lives of the underlying loans, market expectations around losses related to the Company’s obligations could vary significantly from the obligation recorded as of the balance sheet dates.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Marketing and Advertising Costs

The Company originates substantially all its mortgages on a wholesale basis through mortgage brokers and advertises primarily through digital marketing campaigns. The Company expenses advertising costs as incurred. Advertising costs totaled $296,165 and $286,039 for the years ended December 31, 2024 and 2023, respectively, which are included in general and administrative expense in the accompanying consolidated statements of operations.

Deferred Income Taxes

The Company accounts for income taxes under the provisions of FASB ASC 740, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse (see Note 12).

The Company files a consolidated tax return with the Parent Company. The Company operates, for tax purposes, pursuant to a tax-sharing arrangement by which certain tax attributes are limited or otherwise modified by virtue of being a group member. To the extent the tax sharing agreement differs from the tax method of allocation pursuant to FASB ASC 740-10-30-27 and 28, such difference between the amount paid or received (tax sharing agreement) and the settlement (method of allocation) will be treated as a dividend or capital contribution. As a member of the Parent Company, the Company is severally liable for certain federal and state income liabilities. Under the arrangement, the Parent Company makes all the decisions with respect to all matters relating to taxes of the consolidated tax group. The provisions of the arrangement take into account both the Company separately and the Company as a member of the consolidated tax group.

Leases

The Company is a lessee in leases of office space and the lease terms range from approximately two years to five years. In accordance with FASB ASC 842, Leases, the Company recognizes a lease liability equal to the present value of future lease payments discounted using its incremental borrowing rate and recognizes a lease asset equal to the lease liability, adjusted for any prepaid or accrued lease payments, lease incentives and initial direct costs. As most of the Company’s leases do not provide an implicit discount rate, the Company applies its incremental borrowing rate, which is based on the information available as of the lease commencement date, in determining the present value of its lease payments.

Other Real Estate Owned

OREO represents assets acquired through foreclosure or other proceedings. The Company is deemed to have received physical possession of real estate property collateralizing a mortgage loan when it obtains legal title to the property upon completion of a foreclosure or when the borrower conveys all interest in the property to it through a deed in lieu of foreclosure or similar legal agreement. Foreclosed assets acquired are initially recorded at fair value at the date of foreclosure less estimated costs to sell, which establishes a new cost basis. Any write-down to fair value at the time of transfer to OREO is charged to expense. After foreclosure, valuations are periodically performed by management to ensure that properties recorded in OREO are carried at the lower of cost or fair value less estimated costs of disposal. The fair value of such OREO is typically based on management’s estimates which generally use information including general economic data, broker price opinions, recent sales, property appraisals, and bids, less estimated disposal costs.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

3.	FAIR VALUE MEASUREMENTS

Fair Value Hierarchy

The application of fair value measurements may be on a recurring or nonrecurring basis depending on the accounting principles applicable to the specific asset or liability or whether management has elected to carry the item at its estimated fair value. FASB ASC 820-10-35 specifies a hierarchy of valuation techniques based on whether the inputs to those techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions.

These two types of inputs create the following fair value hierarchy:

•	Level 1: Observable inputs such as quoted prices in active markets;

•	Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when estimating fair value.

The following tables present the estimated fair value of financial instruments included in the consolidated financial statements as of the dates indicated:

	At December 31, 2024
	Level	Carrying Amount	Estimated Fair Value
Assets
Cash and cash equivalents	1	$42,707,343	$42,707,343
Restricted cash	1	4,675,823	4,675,823
Hedging assets	2	131,328	131,328
LHFS	2	576,859,380	576,859,380
Derivative instruments – IRLCs	3	597,307	597,307

Liabilities
Warehouse lines of credit	2	512,519,746	512,519,746

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

3.	FAIR VALUE MEASUREMENTS (continued)

Fair Value Hierarchy (continued)

	At December 31, 2023
	Level	Carrying Amount	Estimated Fair Value
Assets
Cash and cash equivalents	1	$26,839,052	$26,839,052
Restricted cash	1	5,129,463	5,129,463
LHFS	2	432,874,205	432,874,205
Derivative instruments – IRLCs	3	465,908	465,908

Liabilities
Hedging liabilities	2	1,054,783	1,054,783
Warehouse lines of credit	2	379,266,559	379,266,559

The carrying amount of cash and cash equivalents and restricted cash approximates fair value. The carrying amount of warehouse lines of credit approximates fair value due to the short-term nature of the liabilities.

Amounts due to affiliates and the Parent Company are excluded from the fair value tables. Management has concluded that it is not practical to determine the estimated fair value of amounts due to affiliates and the Parent Company, as reported in the accompanying consolidated balance sheets. Disclosure rules for fair value measurements require that for financial instruments for which it is not practicable to estimate fair value, information pertinent to those instruments be disclosed (see Note 11).

Recurring Fair Value Measurements

The Company assesses its recurring fair value measurements as defined by FASB ASC 820. Assets measured at estimated fair value on a recurring basis are LHFS and derivative instruments. Transfers between fair value classifications occur when there are changes in pricing observability levels. Transfers of financial instruments among the levels are assumed to occur at the beginning of the reporting period.

The following tables present the Company’s assets and liabilities that are measured at estimated fair value on a recurring basis, including financial instruments for which the Company has elected the fair value option as of the dates indicated:

	Recurring Fair Value Measurements
	At December 31, 2024
	Carrying Value	Level 1	Level 2	Level 3
Assets
LHFS	$576,859,380	$–	$576,859,380	$–
Hedging Assets	131,328		131,328	–
IRLCs	597,307	–	–	597,307

Total assets at fair value	$577,588,015	$–	$576,990,708	$597,307

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

3.	FAIR VALUE MEASUREMENTS (continued)

Recurring Fair Value Measurements (continued)

	Recurring Fair Value Measurements
	At December 31, 2023
	Carrying Value	Level 1	Level 2	Level 3
Assets
LHFS	$432,874,205	$–	$432,874,205	$–
IRLCs	465,908	–	–	465,908

Total assets at fair value	$433,340,113	$–	$432,874,205	$465,908

Liabilities
Hedging liabilities at fair value	$1,054,783	$–	$1,054,783	$–

The following tables present the activity of Level 3 fair value measurements (derivative instruments – IRCLs) for the years ended December 31, 2024 and 2023:

	2024	2023
Fair value - Beginning Balance	$465,908	$50,074
Change in fair value	131,399	415,834
Purchases, issuances, settlements:
Purchases and additions, net	–	–
Issuances, net	–	–
Settlements, net	–	–

Fair value - Ending Balance	$597,307	$465,908

As of December 31, 2024, and 2023, approximately 90% and 91% of the Company’s total assets, respectively, are measured at fair value on a recurring basis. The fair value amounts have been estimated by management using available market information and appropriate valuation methodologies. Considerable judgment is required to interpret market data to develop the estimates of fair value in both inactive and orderly markets. Accordingly, the estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The following is a description of the measurement techniques for financial instruments measured at estimated fair value on a recurring basis.

LHFS – LHFS are measured at fair value and sold to investors on a best efforts and mandatory basis. The fair value for these loans is based on a variety of factors including, but not limited to, the estimated value for similar loans in the secondary market, which is primarily based on loan program, credit score, loan-to-value data, note rate and expected sale date of the loan, as well as expected credit spreads on securitization transactions. The valuations for all loans held for sale are adjusted at the loan level to consider the servicing release premium specific to each loan.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

3.	FAIR VALUE MEASUREMENTS (continued)

Derivative Instruments – The Company’s derivative instruments are carried at fair value as freestanding derivatives. The derivatives include IRLCs with prospective residential mortgage borrowers whereby the interest rate on the loan is determined prior to funding and the borrowers have locked in a set interest rate. The concept of fair value relating to IRLCs is no different than fair value for any other financial asset or liability: fair value is the price at which an orderly transaction to sell the asset or to transfer the liability would take place between market participants at the measurement date under current market conditions. Because IRLCs do not trade in the market, the Company determines the estimated fair value based on expectations of what an investor would pay to acquire the Company’s IRLCs, which utilizes current secondary market pricing information for underlying loans with similar characteristics. The data inputs used in this valuation include, but are not limited to, loan type, underlying loan amount, credit score, loan-to-value data, note rate, loan program, expected sale date of the loan and current market conditions. These valuations are adjusted at the loan level to consider the servicing release premium, investor loan pricing adjustments specific to each loan, and the direct costs to transform the IRLC to a funded loan. For all IRLCs, the base value is then adjusted for the anticipated Pull-through Rate. The anticipated Pull-through Rate is an unobservable input based on historical experience, which results in classification of IRLCs as a Level 3 measurement as of December 31, 2024 and 2023.

The Company’s Hedging Instruments are used to hedge fair value changes driven by changes in interest rates on the Company’s mortgage loan origination pipeline. The Company hedges the period from the interest rate lock, inclusive of the Pull-through Rate, to the date of the loan sale. The estimated fair value is based on current market prices for similar instruments. There is significant secondary market activity for hedge contracts and pricing is readily available for similar assets, and accordingly the Company classifies its Hedging Instruments as a Level 2 measurement. The Company is generally required to maintain a margin requirement based on the notional positions hedged.

Valuation Techniques and Unobservable Inputs

The following tables presents quantitative information about the valuation techniques and unobservable inputs applied to Level 3 fair value measurements for financial instruments measured at fair value on a recurring basis at December 31, 2024 and 2023:

December 31, 2024
Financial Instrument	Estimated Fair Value	Valuation Technique	Unobservable Input	Range of Inputs	Weighted Average
Derivative instruments – IRLCs	$597,307	Market pricing	Pull-through Rate	15.0%-95.0%	64.8%

December 31, 2023
Financial Instrument	Estimated Fair Value	Valuation Technique	Unobservable Input	Range of Inputs	Weighted Average
Derivative instruments – IRLCs	$465,908	Market pricing	Pull-through Rate	15.0%-95.0%	44.9%

Nonrecurring Fair Value Measurements

The Company is required to measure certain assets and liabilities at estimated fair value from time to time. These fair value measurements typically result from the application of specific accounting pronouncements under GAAP. The fair value measurements are considered nonrecurring fair value measurements under FASB ASC 820-10.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

3.	FAIR VALUE MEASUREMENTS (continued)

Nonrecurring Fair Value Measurements (continued)

OREO Assets – OREO consists of residential real estate acquired in satisfaction of loans. Upon foreclosure, the property value is adjusted to the estimated fair value of the residential real estate less estimated selling and holding costs, or net realizable value, establishing a new cost basis.

Subsequent to the initial recognition, the fair value of OREO assets is re-evaluated when indicators of impairment exist, and any declines in value are recognized as a charge to non-interest expense. Fair value is determined primarily using third-party appraisals, broker price opinions, and other market-based valuation techniques, adjusted for estimated selling costs.

The following table presents changes in OREO for the year ended December 31, 2024:

	2024	2023
Beginning Balance	$743,667	$–
Impairments	(1,265,068)	–

Purchases, issuances, settlements:
Purchases and additions, net	6,339,348	743,667
Issuances, net	–	–
Settlements, net	(2,597,047)	–

Ending Balance	$3,220,900	$743,667

The Company measured its OREO assets at net realizable value at the time of foreclosure during the year ended December 31, 2024. The OREO assets were not subsequently remeasured at fair value as of December 31, 2024.

4.	LOANS HELD-FOR-SALE

A summary of the unpaid principal balances of LHFS by type, the fair value adjustments, and the ending balances at fair value as of December 31, 2024 and 2023 is presented below:

	2024	2023
Non-QM	$560,398,292	$422,770,265
Freddie Mac	412,000	–
FHA	2,270,804	1,915,061
VA	–	284,675
Fair value adjustment	13,778,284	7,904,204

Total LHFS, at fair value	$576,859,380	$432,874,205

As of December 31, 2024 and 2023, $4,596,910 and $4,111,173 of unpaid principal balance of LHFS were 90 days or more delinquent and were on non-accrual status, with fair values of $3,907,004 and $3,494,497, respectively.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

5.	DERIVATIVE INSTRUMENTS

Gain on origination and sale of loans, net, is comprised of the following components for the years ended December 31, 2024, and 2023:

	2024	2023
Premium from loan sales	$77,809,339	$29,661,790
Mark to market change on LHFS	5,874,080	6,261,152
Unrealized gains from derivative instruments	131,399	415,834
Benefit (provision) for loan repurchase reserves	1,138,942	(838,777)
Realized gains from Hedging Instruments, net	807,585	95,922
Loan origination income, net	10,672,856	10,554,391
Direct loan origination costs, net	(17,080,986)	(12,058,853)

Total gain on origination and sale of loans, net	$79,353,215	$34,091,459

The Company enters into IRLCs with prospective borrowers to originate mortgage loans at a specified interest rate. The estimated fair value of the Company’s IRLCs was $597,307 and $465,908 as of December 31, 2024, and 2023, respectively, and are included in other assets in the accompanying consolidated balance sheets.

The Company uses Hedging Instruments to hedge exposures to fluctuations in interest rates for the mortgages within the Company’s loan origination pipeline. The use of such hedging activities may not be effective to offset any, or more than a portion, of the adverse financial effects of unfavorable movements in interest rates over the limited time the hedges are in place. The fair value of these Hedging Instruments was $131,328 and ($1,054,783) as of December 31, 2024, and 2023, respectively.

The following tables includes information for the derivative instruments for the dates and periods presented:

	Notional Balance	Total Gains
	As of December 31, 2024	For the Year Ended December 31, 2024
Derivative instruments – Hedging	$50,200,000	$807,585
Derivative instruments – IRLCs	$184,780,118	$131,399

	Notional Balance	Total Gains
	As of December 31, 2023	For the Year Ended December 31, 2023
Derivative instruments – Hedging	$104,200,000	$95,922
Derivative instruments – IRLCs	$225,916,998	$415,834

Total gains, inclusive of both realized and unrealized amounts, is included in the Company’s gain on origination and sale of loans, net, within the accompanying consolidated statements of operations.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

6.	PROPERTY AND EQUIPMENT, NET

As of December 31, 2024, and 2023, property and equipment, net consisted of the following:

	2024	2023

Computer equipment and software	$685,281	$378,524
Furniture and fixtures	122,022	108,700
Leasehold improvements	145,728	46,958
Internally developed software	365,732	–

Total property and equipment	1,318,763	534,182
Less: accumulated depreciation	(573,933)	(476,452)

Total property and equipment, net	$744,830	$57,730

Depreciation and amortization expense for property and equipment was $97,481 and $41,973 for the years ended December 31, 2024, and 2023, respectively, which is included in general and administrative expense in the accompanying consolidated statements of operations.

7.	OTHER ASSETS

As of December 31, 2024, and 2023, other assets consisted of the following:

	2024	2023

Loan originations in process	$2,033,089	$2,831,007
Right-of-use lease assets	1,242,126	761,636
Deferred debt issuance costs (net of amortization)	342,310	295,975
Derivative instruments – IRLCs	597,307	465,908
Prepaid expenses	445,195	239,414
Warehouse settlements in process	961,508	–
Other	165,171	118,467

Total other assets	$5,786,706	$4,712,407

Loan originations in process are assets for loans where the origination process is not fully completed, but loan funds have been advanced to the escrow or settlement agents to fund the loans at a future date. Loans are typically originated within two days after such funds are advanced. Warehouse settlements in process are assets for loans where loan sale funds have been sent to the warehouse bank, but the warehouse bank has not applied the funds.

8.	WAREHOUSE LINES OF CREDIT

As of December 31, 2024, the Company had seven warehouse financing facilities under Master Repurchase Agreements (“MRA”) with various lenders. These warehouse facilities are used to fund, and are secured by, the residential mortgage loans originated by the Company which are classified as loans held-for-sale. Two of the MRAs required the establishment of the LLCs to facilitate the warehouse fundings. These LLCs are consolidated as part of the Company’s consolidated financial statements.

The Master Repurchase Agreements contain certain various affirmative, negative, and financial covenants. The covenants include leverage restrictions, minimum levels of liquidity and net worth, and profitability. The Company was in compliance with these covenants as of December 31, 2024.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

8.	WAREHOUSE LINES OF CREDIT (continued)

The following table presents certain information on the Company’s warehouse facilities as of December 31, 2024:

		Maximum
	Maximum	Allowable
	Borrowing	Advance	Balance
	Capacity	Rates (%)	Outstanding	Maturity Date
Short-term borrowings:
Repurchase agreement 1 (1)	$100,000,000	95%	$80,222,262	June 1, 2025
Repurchase agreement 2 (2)	100,000,000	99%	70,236,724	March 31, 2025
Repurchase agreement 3 (3)	250,000,000	90%	188,832,259	October 17, 2025
Repurchase agreement 4 (4)	150,000,000	98%	80,165,598	July 9, 2025
Repurchase agreement 5 (5)	50,000,000	97%	32,470,923	December 17, 2025
Repurchase agreement 6 (6)	200,000,000	90%	–	December 17, 2025
Repurchase agreement 7 (7)	150,000,000	92.5%	60,591,980	November 11, 2025

Total amounts	$1,000,000,000		$512,519,746

(1)	The interest rate range under this facility is the Term Secured Overnight Financing Rate (“SOFR”) plus 2.75% with a floor of 4.00% for all products.

(2)	The interest rate range under this facility is 30 Day SOFR plus 2.90% to 3.10% with a floor of 4.50%. The warehouse facility has an automatic renewal feature.

(3)	The interest rate range under this facility is the 30 Day SOFR plus 2.00% margin.

(4)	The interest rate range under this facility for performing loans is the Term SOFR plus 2.0%.

(5)	The interest rate range under this facility is the Daily SOFR plus 2.00% to 2.25% depending on the product.

(6)

The interest rate range under this facility for performing loans is Daily Simple SOFR plus 1.75%. (7) The interest rate range under this facility for performing loans is the Term SOFR plus 1.75% to 1.85% depending on the product.

9.	OTHER BORROWINGS

In April 2020, the Company obtained a Paycheck Protection Program (“PPP”) loan in the amount of $3,190,200. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses under the Small Business Administration (“SBA”). The Company then obtained a second loan in the amount of $2,000,000 under the PPP in February 2021. The loans and accrued interest thereon are generally forgivable if the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness is to be reduced if the borrower terminates employees or reduces salaries during the applicable measurement period. Each of the PPP loans were forgiven by the SBA in their entirety in 2022. The forgiveness was accounted for as debt extinguishment which resulted in a gain of $5,190,200. The Employee Retention Credit (“ERC”) was a refundable tax credit designed to encourage employers to retain employees during the COVID-19 pandemic and was part of the CARES Act. The Company did not claim or receive any ERC funds.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

9.	OTHER BORROWINGS (continued)

The SBA reserves the right to audit any PPP loan, regardless of size. These audits may occur after forgiveness has been granted. In accordance with the CARES Act, all borrowers are required to maintain their PPP loan documentation for six years after the PPP loan was forgiven or repaid in full and to provide that documentation to the SBA upon request.

10.	ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER LIABILITIES

As of December 31, 2024, and 2023, accounts payable, accrued expenses and other liabilities consisted of the following:

	2024	2023

Accounts payable and accrued expenses	$5,368,558	$1,699,896
Accrued compensation and incentive plans	6,314,901	4,891,827
Warehouse lines of credit interest and fees payable	2,676,660	1,965,646
Escrow balances payable	506,009	951,913
Lease liabilities	1,526,753	843,593
Other	277,027	572,277

Total accounts payable, accrued expenses and other liabilities	$16,669,908	$10,925,152

11.	RELATED PARTY TRANSACTIONS

The Company has a line of credit borrowing arrangement with its Parent Company whereby the Company may borrow up to $5,333,333 at an annual borrowing rate of interest of 12.0% calculated on a non-compounding basis. Before it was amended, the Company held an option to defer interest payments. During 2023, the Company amended this line of credit agreement, requiring interest be paid on a quarterly basis in arrears. Additionally, the amendment required the Company to pay all unpaid and deferred interest due as of June 30, 2023, totaling $3,413,195, to the Parent Company no later than July 31, 2023. The Company paid this amount to the Parent Company in July 2023. In November 2024, the Company paid $3,199,389 representing the total principal and interest balance on the line at that time. The line of credit expires in December 2025.

As of December 31, 2024 and 2023, the balance outstanding under the line of credit was $0 and $3,166,667, respectively, and the interest payable was $0 and $97,111, respectively.

Interest expense of $321,944 and $433,042 was recognized by the Company during the years ended December 31, 2024 and 2023, respectively. Borrowings under the line of credit were expressly subordinated to the amounts borrowed under the seven financing facilities described in Note 8.

There were no loan sales to affiliates of the Parent Company during the years ended December 31, 2024 or 2023.

The Company files a consolidated federal income tax return with its Parent Company (see Note 12).

During 2021, the Company entered into consulting agreements with several individuals who were also employees of an affiliate of the Parent Company. During the years ended December 31, 2024 and 2023, the total amount of fees incurred under these agreements were $712,500 and $675,000, respectively, which are included within professional fees in the accompanying consolidated statements of operations. As of December 31, 2024 and 2023, $206,250 and $562,500, respectively, of such fees were due to affiliates.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

12.	INCOME TAXES

Income tax expense for the years ended December 31, 2024 and 2023 was as follows:

	2024	2023

Current income tax expense:
Federal	$9,091,453	$1,573,599
State	3,362,834	801,270

	12,454,287	2,374,869
Deferred income tax expense (benefit)	24,271	(29,357)

Total income tax expense	$12,478,558	$2,345,512

The following is a reconciliation of income taxes to the expected statutory federal corporate income tax rates for the years ended December 31, 2024 and 2023:

	2024	2023

Tax computed at the federal statutory rate	$9,669,065	$1,759,442
State tax, net of federal tax benefit	2,754,986	542,404
Change in tax rate	406	9,348
Nondeductible expenses	48,085	35,060
Other	6,016	(742)

Total income tax expense	$12,478,558	$2,345,512

Deferred tax assets and liabilities were comprised of the following temporary differences between the financial statement carrying amount and the tax basis of assets and liabilities as of December 31, 2024 and 2023 as follows:

	2024	2023

Deferred tax assets:
Accrued expenses	$505,285	$256,681
Repurchase reserves	928,187	1,408,763
Net operating losses - State	5,294	3,845
Unrealized (loss) gain on hedging	–	283,854
State income taxes	715,316	169,262
Property and equipment	–	1,006
Intangibles	14,506	18,012
Lease liabilities	410,781	227,020

Total deferred tax assets	2,579,369	2,368,443

Deferred tax liabilities:
Right-of-use assets	(334,201)	(204,964)
Unrealized (loss) gain on hedging	(35,334)	–
Property and equipment	(70,236)	–
Prepaid expenses	(25,636)	(25,246)

Total deferred tax liabilities	(465,407)	(230,210)
Less: valuation allowance	–	–

Deferred tax assets, net	$2,113,962	$2,138,233

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

12.	INCOME TAXES (continued)

A valuation allowance is recorded based on the assessment that it is more likely than not that certain deferred tax assets will be realized in the foreseeable future. This assessment of the realization of a deferred tax asset is performed under ASC 740-10-30-17 which states that all available evidence, both positive and negative, is to be considered to determine the necessity of a valuation allowance. Based on this evaluation, management has concluded that as of December 31, 2024, a valuation allowance was not necessary. The Company will recognize any interest and penalties related to unrecognized tax benefits and penalties as income tax expense. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in the period of such change. As of December 31, 2024, the Company has reviewed its open tax years and believes that it has no material tax liability resulting from unrecognized federal or state tax benefits relating to uncertain tax positions.

The Company files a consolidated federal income tax return with its Parent Company. The tax provision is calculated using the separate standalone entity approach which requires the tax provision to be calculated as if the entity has filed on a standalone basis. The Parent Company’s income tax returns may be subject to examination by federal, and state taxing authorities. Because application of tax laws and regulations for many types of transactions are susceptible to varying interpretations, amounts reported in the accompanying consolidated financial statements could be changed at a later date upon final determination by taxing authorities. The income taxes payable outstanding under this arrangement by the Company to its Parent Company was $277,027 and $271,141 as of December 31, 2024 and 2023, respectively, and are included in accounts payable, accrued liabilities and other liabilities in the accompanying consolidated balance sheets.

At December 31, 2024, the Company has no federal net operating loss carryforward amounts. Federal net operating loss carryforwards originated after 2017 have an indefinite life and may be used to offset up to 80% of a future tax period’s taxable income. At December 31, 2024, the Company had $89,350 of state net operating loss carryforward amounts.

13.	COMMITMENTS AND CONTINGENCIES

Repurchase Reserves

When the Company sells loans, it is required to make normal and customary representations and warranties about the loans. The whole loan sale agreements generally require the Company to repurchase loans if a representation or warranty is breached. In addition, the Company also could be required to repurchase loans as a result of borrower fraud or if a payment default occurs on a mortgage loan shortly after its sale. The Company may also be required to repay some or all of the premium initially paid by the purchaser in the case of early loan payoffs and early payment defaults. The Company has established a repurchase reserve for its estimate of losses from expected loan repurchases and premium recapture. The provision for estimated repurchase losses and premium recaptures is included in the gain on origination and sale of loans, net on the accompanying consolidated statements of operations. The settlements, net, for the years ended December 31, 2024 and 2023, were primarily related to the repayment of premiums on early loan payoffs.

The activity related to the Company’s loan repurchase reserves for previously sold loans for the years ended December 31, 2024 and 2023, is as follows:

	2024	2023
Beginning balance	$5,234,879	$4,579,888
(Benefit) provision for loan repurchases	(1,138,942)	838,777
Recoveries of repurchase reserves	200,000	–
Settlements, net	(846,138)	(183,786)

Ending balance	$3,449,799	$5,234,879

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

13.	COMMITMENTS AND CONTINGENCIES (continued)

Lease Commitments

As of December 31, 2024, the Company had office leases for its two primary facilities located in Santa Ana, California, and Tampa, Florida. The Company’s corporate office is in Santa Ana, California. In 2024, the Company renewed its Santa Ana, California lease and extended it to September 2027. The Company’s lease for Tampa, Florida is active through July 2026. Lease expense for the years ended December 31, 2024 and 2023, was $713,590 and $827,276, respectively, and is included in general and administrative in the accompanying consolidated statements of operations.

As of December 31, 2024, the Company’s future minimum annual lease commitments under the leases were as follows:

Year Ended December 31:
2025	$458,173
2026	768,952
2027	475,788

Total lease commitments	1,702,913

Less: imputed interest	(176,160)

Total lease liabilities	$1,526,753

As of December 31, 2024, the Company’s right-of-use assets of $1,242,126 are included in other assets and lease liabilities of $1,526,753 are included in accounts payable, accrued expenses and other liabilities in the accompanying consolidated balance sheets.

The weighted average lease term and weighted average discount rate as of December 31, 2024 were 2.5 years and 6.8%, respectively.

Risks and Uncertainties

In the normal course of business, companies in the mortgage banking industry encounter certain economic and regulatory risks. Economic risks include inflation, interest rate risk, credit risk, market risk and regulatory risk. The Company is subject to interest rate risk to the extent that in a rising interest rate environment, the Company may experience a decrease in loan production, which will negatively impact the Company’s operations. Credit risk is the risk of default that results from borrowers’ inability or unwillingness to make contractually required payments.

Market risk reflects changes in the liquidity and credit spreads within the secondary loan markets which impacts the value of LHFS and in commitments to originate loans. Regulatory risks include administrative enforcement actions and/or civil or criminal liability resulting from the Company’s failure to comply with the laws and regulations applicable to the Company’s business.

Legal

The Company may be subject to various claims and actions, which arise in the ordinary course of business. In accordance with FASB ASC 450, the Company establishes an accrued liability for litigation when those matters present loss contingencies that are both probable and estimable. In such matters, there may be an exposure to losses in excess of any such amounts whether accrued or not. Any estimated loss is subject to significant judgment and is based upon currently available information, a variety of assumptions, and known and unknown uncertainties.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

13.	COMMITMENTS AND CONTINGENCIES (continued)

Legal (continued)

The matters underlying the estimated loss could change from time to time, and actual results may vary significantly from the current estimate. Therefore, any estimate of possible loss represents what the Company would believe to be an estimate of possible loss only for certain matters meeting these criteria. It would not represent the Company’s maximum loss exposure.

Based on the Company’s current understanding of its legal matters, management does not believe that it has any material active or pending litigation, claims, or assessments as of December 31, 2024.

As of December 31, 2024, the Company carried fidelity and specified errors and omissions insurance coverage, each with an aggregate liability limit of $4,000,000. The Company also had $5,625,000 in surety bond coverage in place as of December 31, 2024, for state licensing purposes.

Employment Agreement

On November 15, 2015, the Company entered into an employment agreement with its Chief Executive Officer (“CEO”) which renews automatically on an annual basis unless written notice by the Company or CEO is given 60 days prior to the renewal date. No such notice was given by either the Company or the CEO and the agreement is effective until at least November 15, 2025. The agreement describes the duties and responsibilities of the CEO which include all executive, administrative, financial, and supervisory services required in connection with the CEO position. The CEO has a base salary which is to be reviewed annually by the Board of Directors of the Company and provides for an annual bonus plan which is based on a percentage of the Company’s goals achieved for the year. There are provisions in the agreement to cover termination for cause, termination without cause, death, and termination by the CEO.

Cash and Cash Equivalents and Restricted Cash

The Company maintains all its cash with major financial institutions. Typically, the Company’s cash balances are in excess of the amounts insured by the Federal Deposit Insurance Corporation (“FDIC”).

Certain balances on deposit for daily loan funding with financial institutions providing the Company with warehouse funding may exceed the FDIC insurance coverage limits. The Company’s cash equivalents are primarily comprised of money market securities and are held at a registered broker-dealer.

If the financial institutions where the Company maintains non-interest bearing and interest-bearing cash accounts were to fail, the Company could lose all or a portion of those amounts held in excess of such insurance limitations.

Actual events involving limited liquidity, including access to warehouse lines of credit, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services or mortgage and real estate industries or those industries generally, or concerns about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity constraints. The Company did not experience any such liquidity issues during 2024 or 2023.

As of December 31, 2024, and 2023, the Company’s restricted cash balance consisted of the following:

	2024	2023

Amount on deposit for escrows	$506,009	$951,913
Amount on deposit for warehouse banks	3,825,214	3,500,000
Amount on deposit for Hedging Instruments	344,600	677,550

Total restricted cash	$4,675,823	$5,129,463

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

14.	CONCENTRATIONS

The Company originates residential mortgage loans and generates revenues from the origination and sale of these loans. Although management closely monitors market conditions, such activity is sensitive to fluctuations in prevailing interest rates and the real estate markets. Most of the properties securing the LHFS are located in California, Florida, and Texas, and a downturn in economic conditions in these regions’ real estate markets could have a material adverse impact on the Company’s financial condition and results of its operations.

For the year ended December 31, 2024, the Company’s loan originations, as a percentage of loan principal funded, were secured by real estate in the following states:

State	% of Originations
California	26%
Florida	17%
Texas	11%
Arizona	3%
All other states	43%

The Company sells loans to various third-party investors. The five largest investors represented approximately 90% of the Company’s loan sales for the year ended December 31, 2024.

15.	STOCKHOLDER’S EQUITY

Common Stock

In December 2015, the Board of Directors of the Company authorized the Company to issue 15,000 shares of common stock with a par value of $0.0001 per share. As of December 31, 2024, the number of shares of common stock issued and outstanding and held by the Parent Company was 10,000. The CEO was issued 2,500 shares of restricted common stock effective November 2019 under a Restricted Stock Agreement.

The restricted common stock shares allocated to the CEO have a vesting expiration date of November 15, 2025. The shares are not transferrable until they vest, and the CEO must be an employee at the time they vest to acquire the shares free of restriction. If the shares are not vested by the vesting expiration date, they expire. The holder of the restricted common stock shares is not deemed to be a shareholder by virtue of the grant of the restricted common stock shares and does not have any shareholder voting rights until the shares vest. Vesting for the restricted common stock shares is conditioned upon repayment in full by the Company to the Parent Company of both a) its outstanding line of credit balance with all accrued interest, and b) redemption of all the outstanding Series A Preferred Stock at the issue price per share.

In December 2020, the Company’s Board of Directors authorized the issuance of an additional 488 shares of restricted common stock to be granted to additional members of Company management. These shares vest with the occurrence of a change of control of the ownership of the Company. All 488 shares of restricted common stock were issued in January 2021. There were no issuances of restricted common stock during

2024 or 2023.

The holder of the common stock is entitled to one vote for each share held at all meetings of stockholders. The number of authorized shares of common stock may be increased or decreased, subject to the terms and restrictions of the Certificate of Incorporation, by the affirmative vote of a majority of the outstanding shares of capital stock of the Company that are entitled to vote.

HOMEXPRESS MORTGAGE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

15.	STOCKHOLDER’S EQUITY (continued)

Series A Preferred Stock

In December 2015, the Board of Directors of the Company authorized the Company to issue 3,000,000 shares of Series A Preferred Stock with a par value of $0.0001 per share. As of December 31, 2024, the number of shares of Series A Preferred Stock issued and outstanding was 1,723,333 and all the Series A Preferred Stock shares were held by the Parent Company.

The Series A Preferred Stock has certain preferential and protective privileges with respect to dividend payments and proceeds from the sale, merger, liquidation, dissolution or wind up of the Company. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Company.

The shares of the Series A Preferred Stock are not convertible into common stock and the holders of the Series A Preferred Stock have no redemption rights. The Company, at its option, on or after December 1, 2018, may redeem in whole or in part, on a pro rata basis the Series A Preferred Stock by paying in cash a sum equal to the original Series A Preferred Stock issue price per share plus all declared and unpaid dividends on each such share. There were no declared and unpaid dividends on the Series A Preferred Stock for the years ending December 31, 2024 and 2023.

The holder of the Series A Preferred Stock is entitled to one vote for each share held at all meetings of stockholders. The explicit rights and privileges of the Series A Preferred Stock are detailed in the Certificate of Incorporation.

16.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 25, 2025. Subsequent events are events or transactions that occur after the balance sheet date but before consolidated financial statements are available to be issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements.

The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before consolidated financial statements are available to be issued.

The Company has evaluated subsequent events through the evaluation date and determined that there have been no events that have occurred that would require any disclosure.

SUPPLEMENTARY INFORMATION

HOMEXPRESS MORTGAGE CORP.

COMPUTATION OF ADJUSTED NET WORTH FOR FHA LENDERS WITH TITLE II

AUTHORITY

December 31, 2024

FHA servicing portfolio at December 31, 2024	$–	(a)

FHA originations - FHA-insured Title II loan originations during 2024	13,057,328	(b)

FHA purchases - FHA insured Title II third-party originator purchases during 2024	–	(c)

Total FHA loan activity [(d) = (a) + (b) + (c)]	13,057,328	(d)

FHA-insured Title II loan originations retained at December 31, 2024	2,270,804	(e)

FHA-insured Title II third-party originations retained at December 31, 2024	–	(f)

Adjustments [(g) = (e) + (f)]	2,270,804	(g)

Total adjusted FHA loan activity [(h) = (d) – (g)]	$10,786,524	(h)

Net Worth Required	$1,000,000	(i)

If (h) < $25 million, skip lines (j) and (k) and insert (i) on line (o)

Additional net worth required
If (h) > $25 million, then (j) = (h) – (25,000,000) * (1%)	N/A	(j)

Total net worth [(k) = (i) + (j)]	1,000,000	(k)
If line (k) < $2,500,000, insert line (k) on line (o)
If line (k) > $2,500,000, insert $2,500,000 on line (o)

Stockholder’s equity (net worth) per balance sheet	108,437,845	(l)

Less unacceptable assets	2,559,156	(m)

Adjusted net worth [(n) = (l) – (m)]	105,878,689	(n)

Minimum net worth required	1,000,000	(o)

Adjusted net worth above/(below) required minimum amount [(p) = (n) – (o)]	$104,878,689	(p)

Page 28	See independent auditors’ report and accompanying notes.

ADDITIONAL REPORTS

Independent Auditors’ Report on Internal Control Over Financial Reporting and on Compliance and

Other Matters Based on an Audit of Financial Statements Performed in Accordance with Government

Auditing Standards

To the Board of Directors of

HomeXpress Mortgage Corp.

We have audited, in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States, the consolidated financial statements of HomeXpress Mortgage Corp. (the Company), which comprise the consolidated statements of financial condition as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in members’ interests, and cash flows for the years then ended, and the related notes to the consolidated financial statements, and have issued our report thereon dated March 25, 2025.

Report on Internal Control Over Financial Reporting

In planning and performing our audits of the consolidated financial statements, we considered the Company’s internal control over financial reporting (internal control) as a basis for designing audit procedures that are appropriate in the circumstances for the purpose of expressing our opinion on the consolidated financial statements, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we do not express an opinion on the effectiveness of the Company’s internal control.

A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent, or detect and correct, misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control such that there is a reasonable possibility that a material misstatement of the entity’s consolidated financial statements will not be prevented, or detected and corrected, on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance.

Our consideration of internal control was for the limited purpose described in the first paragraph of this section and was not designed to identify all deficiencies in internal control that might be material weaknesses or significant deficiencies. Given these limitations, during our audits we did not identify any deficiencies in internal control that we consider to be material weaknesses. However, material weaknesses may exist that were not identified.

Report on Compliance and Other Matters

As part of obtaining reasonable assurance about whether the Company’s consolidated financial statements are free from material misstatement, we performed tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements, noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audits, and accordingly, we do not express such an opinion. The results of our tests disclosed no instances of noncompliance or other matters that are required to be reported under Government Auditing Standards.

Baker Tilly Advisory Group, LP and Baker Tilly US, LLP, trading as Baker Tilly, are members of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. Baker Tilly US, LLP is a licensed CPA firm that provides assurance services to its clients. Baker Tilly Advisory Group, LP and its subsidiary entities provide tax and consulting services to their clients and are not licensed CPA firms.

Purpose of this Report

The purpose of this report is solely to describe the scope of our testing of internal control and compliance and the results of that testing, and not to provide an opinion on the effectiveness of the Company’s internal control or on compliance. This report is an integral part of an audit performed in accordance with Government Auditing Standards in considering the Company’s internal control and compliance. Accordingly, this communication is not suitable for any other purpose.

BAKER TILLY US, LLP

Irvine, California
March 25, 2025

Independent Auditors’ Report on Compliance for Each Major HUD Program and Report on Internal

Control Over Compliance Required by the Consolidated Audit Guide for Audits of HUD Programs

To the Board of Directors of

HomeXpress Mortgage Corp.

Report on Compliance for Each Major HUD Program

Opinion on Each Major HUD Program

We have audited HomeXpress Mortgage Corp.’s (the Company) compliance with the compliance requirements described in the Consolidated Audit Guide for Audits of HUD Programs (the Audit Guide) that could have a direct and material effect on each of the Company’s major U.S. Department of Housing and Urban Development (HUD) programs for the year ended December 31, 2024. The Company’s major HUD program and the related direct and material compliance requirements are as follows:

Name of Major Program	Direct and Material Compliance Requirements
HUD Approved Title II Non-supervised Mortgages	• Quality control plan
• Branch office operations
• Loan origination
• Federal financial and activity reports
• Lender annual recertification, adjusted net worth, liquidity and licensing
• Loan settlement
• Kickbacks

In our opinion, HomeXpress Mortgage Corp. complied, in all material respects, with the compliance requirements referred to above that could have a direct and material effect on each of its major HUD programs for the year ended December 31, 2024.

Basis for Opinion on Each Major HUD Program

We conducted our audit of compliance in accordance with auditing standards generally accepted in the United States of America (GAAS); the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States (Government Auditing Standards); and the Audit Guide. Our responsibilities under those standards and the Audit Guide are further described in the Auditors’ Responsibilities for the Audit of Compliance section of our report.

We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with relevant ethical requirements relating to our audit. We believe that our audit evidence provides a reasonable basis for our opinion on compliance for each major HUD program. Our audit does not provide a legal determination of the Company’s compliance with the compliance requirements referred to above.

Baker Tilly Advisory Group, LP and Baker Tilly US, LLP, trading as Baker Tilly, are members of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. Baker Tilly US, LLP is a licensed CPA firm that provides assurance services to its clients. Baker Tilly Advisory Group, LP and its subsidiary entities provide tax and consulting services to their clients and are not licensed CPA firms.

Responsibilities of Management for Compliance

Management is responsible for compliance with the requirements referred to above and for the design, implementation, and maintenance of effective internal control over compliance with the requirements of laws, regulations, rules and provisions of contracts or grant agreements applicable to the Company’s HUD program.

Auditors’ Responsibilities for the Audit of Compliance

Our objectives are to obtain reasonable assurance about whether material noncompliance with the compliance requirements referred to above occurred, whether due to fraud or error, and express an opinion on the Company’s compliance based on our audit. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS, Government Auditing Standards, and the Audit Guide will always detect material noncompliance when it exits. The risk of not detecting material noncompliance resulting from fraud is higher than for that resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Noncompliance with the compliance requirements referred to above is considered material if there is a substantial likelihood that, individually or in the aggregate, it would influence the judgment made by a reasonable user of the report on compliance about the Company’s compliance with the requirements of each major HUD program as a whole.

In performing an audit in accordance with GAAS, Government Auditing Standards, and the Audit Guide, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material noncompliance, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the Company’s compliance with the compliance requirements referred to above and performing such other procedures as we considered necessary in the circumstances.

•

Obtain an understanding of the Company’s internal control over compliance relevant to the audit in order to design audit procedures that are appropriate in the circumstances and to test and report on internal control over compliance in accordance with the Audit Guide, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over compliance. Accordingly, no such opinion is expressed.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and any significant deficiencies and material weaknesses in internal control over compliance that we identified during the audit.

Report on Internal Control Over Compliance

A deficiency in internal control over compliance exists when the design or operation of a control over compliance does not allow management or employees, in the normal course of performing their assigned functions, to prevent, or detect and correct, noncompliance with a compliance requirement of a HUD program on a timely basis. A material weakness in internal control over compliance is a deficiency, or a combination of deficiencies, in internal control over compliance, such that there is a reasonable possibility that material noncompliance with a compliance requirement of a HUD program will not be prevented, or detected and corrected, on a timely basis. A significant deficiency in internal control over compliance is a deficiency, or a combination of deficiencies, in internal control over compliance with a compliance requirement of a HUD program that is less severe than a material weakness in internal control over compliance, yet important enough to merit attention by those charged with governance.

Our consideration of internal control over compliance was for the limited purpose described in the Auditors’ Responsibilities for the Audit of Compliance section and was not designed to identify all deficiencies in internal control over compliance that might be material weaknesses or significant deficiencies. We did not identify any deficiencies in internal control over compliance that we consider to be material weaknesses, as defined above. However, material weaknesses or significant deficiencies in internal control over compliance may exist that were not identified.

Our audit was not designed for the purpose of expressing an opinion on the effectiveness of internal control over compliance. Accordingly, no such opinion is expressed.

The purpose of this report on internal control over compliance is solely to describe the scope of our testing of internal control over compliance and the results of that testing based on the requirements of the Audit Guide. Accordingly, this report is not suitable for any other purpose.

BAKER TILLY US, LLP

Irvine, California
March 25, 2025

 HomeXpress Mortgage Corp.

 Schedule of Findings, Questioned Costs, and Recommendations

 December 31, 2024

Our audit disclosed no findings that are required to be reported herein under the HUD Consolidated Audit Guide.